UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 21, 2017

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On November 21, 2017, we sold our remaining ownership interest in Minnesota Soybean Processors, Brewster, Minnesota, consisting of 1,351,400 Class A preferred units, to Capitaline Growth and Income, LP, Brookings, South Dakota, for $3,204,980.
Additionally, on November 21, 2017 our Board of Managers approved the investment of an additional $5.0 million in Prairie AquaTech, Brookings, South Dakota, a start-up company engaged in the research and development of animal protein derived from agricultural products like soybeans. This investment is subject to certain conditions including Prairie AquaTech's ability to complete the equity financing necessary to construct a production facility in Volga, South Dakota.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: November 27, 2017	/s/ Mark Hyde
Mark Hyde, Chief Financial Officer